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                                                                   EXHIBIT 10(4)

March 25, 1996

Thomas K. Russell
Winners Entertainment, Inc.
1461 Glenneyre Street, Suite F
Laguna Beach, California 92651

Dear Mr. Russell:

The purpose of this letter is to set forth our understanding of the terms of an agreement to issue shares of the Common Stock of Winners Entertainment, Inc. (the "Company") to you in payment of accrued but unpaid salary and vacation pay.

     1. The Company agrees to issue to you 103,810 shares of the Company's Common Stock (the "Shares") in payment of (i) accrued but unpaid salary and interest thereon in the aggregate amount of $13,629.27 due to you for your services to the Company from the period June 30, 1995 to December 31, 1995 and
(ii) accrued but unpaid vacation pay in the aggregate amount of $28,606.74 for the period 1992 through 1995. The issuance of the Shares shall constitute full payment for such accrued salary, vacation pay and bonus. The number of Shares has been calculated based on the closing bid price of the Company's Common Stock of $0.40625 on February 9, 1996, the date upon which we reached agreement on this matter.

     2. The Company agrees to register the Shares pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933 as soon as possible.

     3. The certificates representing the Shares will be delivered upon registration pursuant to paragraph 2 without any legend restricting the resale of the Shares. The Company agrees to file all reports and take all other actions necessary to keep the Registration Statement on Form S-8 effective for a period of not less than one year commencing on the date of issuance of the Shares.

     4. Notwithstanding the registration of the Shares on Form S-8 and the delivery of the certificates representing the Shares without restrictive legend, your sale of any of the Shares shall be subject to the following restrictions for a period beginning on the date of this letter agreement and ending on February 9, 1997:


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          A. In the event that you propose to sell any of the Shares at a price in excess of $1.00 per Share, you shall give the Company written notice of such proposal not less than three business days prior to the date of the proposed sale. Upon receipt of the notice, the Company may elect at any time before the date of the proposed sale, by written notice to you, to purchase the Shares that you propose to sell at the price of $1.00 per Share. If such election is made, the Company will pay the purchase price to you against the receipt of the Shares so purchased within two business days after the date of the election. If the election is not made, then you may proceed with the proposed sale of the Shares.

          B. At any time the Company may elect to purchase any or all of the Shares at the price of $1.00 per Share upon three business days written notice to you. In such event, the Company shall pay the purchase price to you against receipt of the Shares so purchased within two business days after the date of the notice.

          C. If by February 9, 1997, the closing bid price of the Company's Common Stock on NASDAQ shall not have been in excess of $0.40625 per share for a period of 30 consecutive trading days, then within ten business days of such date, you may elect to sell to the Company any or all of the Shares at the price of $0.40625 per Share upon written notice to the Company. In such event, the Company shall pay the purchase price to you against receipt of the Shares so purchased within two business days after the date of the notice.

     5. This letter agreement sets forth the entire understanding of the parties with respect to the subject matter hereof; supersedes any and all prior agreements, arrangements and understandings with respect to the subject matter hereof; and may be modified only by another written instrument duly executed by both parties.

     6. This letter agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original and all of which taken together shall constitute one and the same agreement.

     7. This letter agreement may not be assigned by operation of law or otherwise, but shall be binding on the heirs, legal representatives and successors of the respective parties hereto.

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     If the foregoing comports with your understanding and is acceptable to you, please execute this letter agreement where indicated below.

                                      Very truly yours,

                                      Winners Entertainment, Inc.


                                      /s/ Edson R. Arneault
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                                      By:  Edson R. Arneault


Accepted and agreed to this 25th day of March, 1996.

                                      /s/ Thomas K. Russell
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                                      Thomas K. Russell

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